                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)  October 15, 2001
                                                  ----------------

                              Wolfpack Corporation
                              --------------------
             (Exact name of registrant as specified in its charter)


Delaware                               000-26479                 56-2086188
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)

4021 Stirrup Creek Drive, Suite 400
Research Triangle Park
Durham,  NC                                                              27703
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code   (919) 933-5600
                                                     --------------

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)




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Item 4.  Changes in Registrant's Certifying Account
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         On October 15, 2001, Wolfpack Corporation, a Delaware corporation (the
"Company"), selected Arthur Andersen LLP as the Company's new independent auditor. The Company simultaneously dismissed King Griffin & Adamson P.C. (KG&A) as its independent auditor. These actions were approved by the Board of Directors of the Company.

         KG&A's report on the Company's financial statements for the fiscal year ended December 31, 2000, did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles, except that KG&A's report on the Company's financial statements for the fiscal year ended December 31, 2000, contained a modification as to the uncertainty of the Company's ability to continue as a going concern.

         There were no disagreements with KG&A's on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KG&A's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. Except as disclosed herein or previously disclosed, there were no reportable events under Item 304 of Regulation S-B with respect to the engagement or dismissal of KG&A.

         The Company has requested that KG&A furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. The Registrant will file by amendment, as an exhibit to this Form 8-K report, a copy of such letter when it is received.

         The Company previously reported on Form 8-K (filed February 5, 2001) that for the fiscal year ended December 31, 1999, the Company engaged KG&A as independent accountants and dismissed Thomas P. Monahan, CPA as its independent auditor.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           WOLFPACK CORPORATION



                                           By: /s/ Anthony Cullen
                                               --------------------------
                                               Anthony Cullen
                                               Chief Executive Officer

Dated: October 16, 2001